Exhibit 2.1

AMENDMENT

TO THE AGREEMENT AND PLAN OF MERGER

AMENDMENT, dated as of August 19, 2021 (this “Amendment”), to the Agreement and Plan of Merger, dated as of April 6, 2021 (the “Agreement”), by and among (i) LumiraDx Limited, a Cayman Islands exempted company limited by shares with company number 314391 (the “Company”), (ii) LumiraDx Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and (iii) CA Healthcare Acquisition Corp., a Delaware corporation (“CAH”). The Company, Merger Sub, and CAH are referred to collectively herein as the “Parties” and individually as a “Party”.

WHEREAS, the Parties wish to amend the Agreement as set forth herein; and

WHEREAS, pursuant to Section 8.3 of the Agreement, the Agreement may be amended by an instrument in writing signed by each of the Parties thereto.

NOW, THEREFORE, in consideration of the promises herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions. Unless otherwise defined herein or amended hereby, capitalized terms used herein which are defined in the Agreement shall have the meanings ascribed to them in the Agreement.

2.	Article 1. The definition of “Company Valuation” in Article 1 Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

“Company Valuation” means an amount equal to $3 billion; provided that the Company Valuation shall be increased by an amount equal to the aggregate purchase price of all Company Ordinary Shares and/or Company Common Shares issued by the Company in exchange for cash in equity financing transactions after the date of this Agreement and prior to the Effective Time.

3.	Exhibit B. Exhibit B to the Agreement is hereby amended and restated in its entirety as attached hereto as Exhibit B to this Amendment.

4.	Exhibit G. Exhibit G to the Agreement is hereby amended and restated in its entirety as attached hereto as Exhibit G to this Amendment.

5.	Effectiveness. This Amendment shall become effective as of the date first written above (the “Amendment Effective Date”).

6.	Reference to and Effect on the Agreement.

a.	On or after the Amendment Effective Date, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.

b.	Except as amended hereby, the provisions of the Agreement are and shall remain in full force and effect.

[Remainder of this page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment effective as of the date first above written.

COMPANY:

LUMIRADX LIMITED

By:	/s/ Veronique Ameye
Name: Veronique Ameye
Title: Executive Vice President and General Counsel

MERGER SUB:

LUMIRADX MERGER SUB, INC.

By:	/s/ Veronique Ameye
Name: Veronique Ameye
Title: President

[Signature Page to the Amendment to the Agreement and Plan of Merger]

CAH:

CA Healthcare Acquisition Corp.

By:	/s/ Larry J. Neiterman
Name: Larry J. Neiterman
Title: Chief Executive Officer

[Signature Page to the Amendment to the Agreement and Plan of Merger]

Exhibit B

Amended and Restated Articles

Exhibit G

Conversion Factor